SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM 8-K

         CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): October 20, 2000
                       ___________________

                      AMERIGON INCORPORATED
     (Exact name of registrant as specified in its charter)
                       ___________________

           California          0-21810              95-4318554
 (State or other jurisdiction of(Commission      (I.R.S. Employer
  incorporation or organization)File Number)   Identification No.)

                      5462 Irwindale Avenue
                  Irwindale, California  91706
                         (626) 815-7400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ___________________

Item 5.  Other Events.

     On October 20, 2000, the Company deposited $1.0 million in escrow in connection with its discussions to acquire a manufacturer of related automotive products. The $1.0 million could either be forfeited or returned under certain circumstances. Successful completion of a transaction will be dependent upon the satisfactory completion of due diligence, entering into a definitive acquisition agreement, final approval by the Amerigon Board of Directors, as well as financing and other customary closing conditions. There is no guarantee that a transaction will be completed.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMERIGON INCORPORATED

                         By: /s/ Craig Newell
                            ----------------------------------
                              Craig Newell
                              Vice President, Finance

Date:  November 8, 2000